Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated August 6, 2014 on the consolidated financial statements of National Bancshares, Inc. and Subsidiary and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Dallas, Texas

October 17, 2014